Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S‑3 (No. 333-290948 and No. 333-291074), S-1 (No. 333-290692) and S‑8 (Nos. 333-292795, 333-290691, 333-211810, 333-218709, 333-220171, 333-232148, 333-281548, 333-268881, 333-267054 and 333-248112) of our report dated March 31, 2026, with respect to the consolidated financial statements of Aqua Metals, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

New York, New York

March 31, 2026